Exhibit 4.2.8

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE AUGUST 9, 2005.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL AUGUST 9, 2005.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE U.S. SECURITIES ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

QUINCY GOLD CORP.

SHARE PURCHASE WARRANT

VOID AFTER APRIL 8, 2007

This is to certify that for value received,__________________(the “Warrantholder”) is entitled to purchase up to ______________________ fully paid and non-assessable common shares (“Shares”) of QUINCY GOLD CORP. (the "Company") pursuant to this Share Purchase Warrant (the "Warrant") on the following terms and conditions:

(a)

the aforesaid Shares may be purchased at any time up to 5:00 p.m. (Toronto time), on APRIL 8, 2007;

(b)

the exercise price is CAD $1.10 per share;

(c)

this Warrant may be exercised only at the head office of the Company;

(d)

this Warrant is non-transferable except as provided for herein; and

(e)

this Warrant has further terms and conditions attached thereto as set out in Schedule "A" attached hereto.

The terms used herein shall have the same meaning as set out and used in the terms and conditions attached hereto as Schedule "A".

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be executed effective April 8, 2005.

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Daniel T. Farrell, Chairman & CEO

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James N. Fairbairn, CFO

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SCHEDULE "A"

TO THE SHARE PURCHASE WARRANTS

OF

QUINCY GOLD CORP.

ISSUED APRIL 8, 2005

Terms and conditions attached to the Share Purchase Warrants of QUINCY GOLD CORP.

ARTICLE ONE - INTERPRETATION

Section 1.01 - Definitions

In these terms and conditions, unless there is something in the matter or context inconsistent therewith:

(a)

"Company" means QUINCY GOLD CORP. until a successor corporation shall have become such in the manner prescribed in article 7, and thereafter "Company” shall mean such successor corporation;

(b)

"Company’s Auditors" means an independent firm of accountants duly appointed as auditors of the Company;

(c)

"Company’s Office" means 120 Adelaide Street West, Suite 512, Toronto, ON  M5H 1T1or such other registered office that the Company may from time to time have;

(d)

"Director" means a director of the Company for the time being, and reference, without more, to action by the directors means action by the directors of the Company as a board, or whenever duly empowered, action by a committee of the board;

(e)

“Exercise Price” means the exercise price indicated on the Warrant Certificate to which this Schedule “A” is attached;

(f)

"herein", "hereby" and similar expressions refer to these terms and conditions as the same may be amended or modified from time to time; and the expression "article" and "section" followed by a number refer to the specified article or section of these terms and conditions;

(g)

"person" means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

(h)

"Shares" means the common shares in the capital of the Company as constituted at the date hereof and any shares resulting from any subdivision or consolidation of the shares;

(i)

"Warrant Certificate" means the Share Purchase Warrant Certificate to which this Schedule A is attached;

(j)

“Warrant Exercise Form” means the exercise form for the Share Purchase Warrants attached to this Schedule “A”;

(k)

"Warrant Holder" means the registered holder of the Warrants as shown on the Warrant Certificate to which this Schedule “A” is attached;

(l)

“Warrant Holders” means all of the holders, from time to time, of outstanding Warrants issued by the Company;

(m)

“Warrant Transfer Form” means the transfer form for the Share Purchase Warrants attached to this Schedule “A”;

(n)

"Warrants" means the Share Purchase Warrants of the Company issued and presently authorized as set out in section 2.01 hereof and as outstanding from time to time; and

(o)

words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

Section 1.02 - Interpretation Not Affected by Headings

The division of these terms and conditions into articles and sections, and the insertion of headings, are for convenience of reference only and shall not affect the construction or interpretation thereof.

Section 1.03 - Applicable Law

The Warrants shall be construed in accordance with the laws of the State of Nevada.

ARTICLE TWO - ISSUE OF WARRANTS

Section 2.01 - Issue of Warrants

The Warrants entitle the Warrant Holders to purchase an aggregate of 487,765  Shares which are authorized to be issued by the Company.

Section 2.02 - Additional Warrants

The Company may at any time and from time to time do further equity or debt financing and may issue additional shares, warrants or grant options or similar rights to purchase shares of its capital stock.

Section 2.03 - Issue in Substitution for Lost Warrant Certificates

(a)

In case a Warrant Certificate shall become mutilated, lost, destroyed or stolen, the Company in its discretion may issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated Warrant Certificate, or in lieu of, and in substitution for such lost, destroyed or stolen Warrant Certificate and the exchanged or substituted Warrant Certificate shall confer the same rights and benefits as such mutilated, lost, destroyed or stolen Warrant Certificate.

(b)

The applicant for the issue of a new Warrant Certificate pursuant hereto shall bear the cost of the issue thereof and in case of loss, destruction or theft furnish to the Company such evidence of ownership and of loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Company in its discretion and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion, and shall pay the reasonable charges of the Company in connection therewith.

Section 2.04 –Warrant Holder Not a Shareholder

The holding of a Warrant shall not constitute a Warrant Holder a shareholder of the Company nor entitle him to any right or interest in respect thereof.

ARTICLE THREE - OWNERSHIP AND TRANSFER

Section 3.01 - Warrants Transferable

The Warrants and the rights thereunder are transferable by the Holder by submitting to the Company the Warrant Transfer Form provided that the Warrants may only be transferred to a person who, in the opinion of counsel for the Company, is a person to whom the Warrant may legally be transferred without registration and without the delivery of a current prospectus under the U.S. Securities Act with respect thereto and then only against receipt of any agreement of such person to comply with the provisions of federal, state and/or provincial securities laws with respect to any resale or other disposition of such securities.  The Warrant Holder shall bear all costs incurred by the Company in connection with the transfer, including the costs of the legal opinion referred to above.

Section 3.02 - Notice to Warrant Holders

Unless herein otherwise expressly provided, any notice to be given hereunder to Warrant Holders shall be deemed to be validly given if mailed by prepaid post or if made, given or served by facsimile or other similar means of recorded transmission.  Any notice so given shall be deemed to have been received on the day following such transmission.

ARTICLE FOUR - EXERCISE OF WARRANTS

Section 4.01 - Method of Exercise of Warrants

The right to purchase Shares represented by the Warrant Certificate may be exercised by the Warrant Holder surrendering it, with a duly completed and executed Warrant Exercise Form together with cash, certified cheque or bank draft payable to or to the order of the Company for the Exercise Price in respect of the Shares subscribed for, in lawful money of Canada, to the Company at the Company’s Head Office.

Section 4.02 - Effect of Exercise of Warrants

(a)

Upon surrender and payment as aforesaid the Shares so subscribed for, the Holder shall be deemed to have become the holder of record of such Shares on the date of such surrender and payment, and such shares shall be issued at the Exercise Price in effect on the date of such surrender and payment.

(b)

Within five business days after surrender and payment as aforesaid, the Company shall forthwith cause to be delivered to the person in whose name the shares so subscribed for are to be issued as specified in the Warrant Exercise Form or cause to be mailed to him at his address specified in the Warrant Exercise Form, a certificate or certificates for the appropriate number of Shares not exceeding those which the Warrant Holder is entitled to purchase pursuant to the Warrant Certificate surrendered.

Section 4.03 - Subscription for Less than Entitlement

The Holder of the Warrant Certificate may subscribe for and purchase a number of Shares less than the number which he is entitled to purchase pursuant to the surrendered Warrant Certificate.  In the event of any purchase of a number of Shares less than the number which can be subscribed for pursuant to the Warrant Certificate, the Holder upon exercise thereof shall, in addition, be entitled to receive a new Warrant Certificate in respect of the balance of the Warrants which he was entitled to exercise pursuant to the surrendered Warrant Certificate and which were not then exercised.  Such new Warrant Certificate shall entitle the Holder to exerciser the balance of the Warrants at the same price and on the same terms and conditions as provided in the surrendered Warrant Certificate.

Section 4.04 - Warrants for Fractions of Shares

To the extent that the Holder of any Warrant Certificate is entitled to receive on the exercise or partial exercise thereof a fraction of a Share, such right may be exercised in respect of such fraction only in combination with another Warrant Certificate which in the aggregate entitle the Holder to receive a whole number of such Shares.

Section 4.05 - Expiration of Warrants

After the expiration of the period within which a Warrant Certificate is exercisable, all rights thereunder shall wholly cease and terminate and such Warrant Certificate shall be void and of no effect.

Section 4.06 - Exercise Price

The Exercise Price per share which must be paid to exercise the Warrants is as set forth on the face of the Warrant Certificate.

Section 4.07 - Adjustment of Exercise Price

The Exercise Price and the number of Shares deliverable upon the exercise of the Warrants shall be subject to adjustment in the events and in the manner following:

(a)

if and whenever the Shares at any time outstanding shall be subdivided into a greater, or consolidated into a lesser number of shares, or in the event of any payment by the Company of a stock dividend, the Exercise Price shall be decreased or increased proportionately as the case may be; upon any such subdivision, consolidation, or payment of a stock dividend, the number of shares deliverable upon the, or payment of a stock dividend, the number of shares deliverable upon the exercise of the Warrants shall be increased or decreased proportionately as the case may be;

(b)

in case of any capital reorganization or of any reclassification of the capital of the Company or in case of the consolidation, merger or amalgamation of the Company with or into any other company, each Warrant shall, after such capital reorganization, reclassification of capital, consolidation, merger or amalgamation, confer the right to purchase the number of shares or other securities of the Company or of the company resulting from such capital reorganization, reclassification, consolidation, merger or amalgamation, as the case may be, to which the Holder of the shares deliverable at the time of such capital reorganization, reclassification of capital, consolidation, merger or amalgamation, upon the exercise of such Warrant would have been entitled on such capital reorganization, reclassification, consolidation, merger or amalgamation and in any case, if necessary, appropriate adjustments shall be made in the application of the provisions set forth in this Article Four shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares or other securities thereafter deliverable on the exercise of the Warrants.  The subdivision or consolidation of shares at any time outstanding into a greater or lesser number of shares (whether with or without par value) shall not be deemed to be a capital reorganization or a reclassification of the capital of the Company for the purposes of this paragraph; and

(c)

If and whenever the Company shall fix a record date or if a date of entitlement to receive is otherwise established (any such date being hereinafter referred to in this subsection 4(c) as the “record date”) for the issuance of rights, options or warrants to all or substantially all the holders of the outstanding Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Shares or securities convertible into or exchangeable for Shares at a price per share or, as the case may be, having a conversion or exchange price per share less than 95% of the Fair Market Value (as hereinafter defined) on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Shares outstanding on such record date plus a number equal to the number arrived at by dividing the aggregate subscription or purchase price of the total number of additional Shares offered for subscription or purchase or, as the case may be, the aggregate conversion or exchange price of the convertible or exchangeable securities so offered by such Fair Market Value, and of which the denominator shall be the total number of Shares outstanding on such record date plus the total number of additional Shares so offered (or into which the convertible or exchangeable securities so offered are convertible or exchangeable); Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any rights or warrants are not so issued or any such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of Shares or conversion or exchange rights contained in convertible or exchangeable securities actually issued upon the exercise of such rights or warrants, as the case may be.

For the purposes of any computation hereunder, the “Fair Market Value” at any date shall be the weighted average sale price per share for the Shares for the 20 consecutive trading days immediately before such date on the most senior stock exchange on which the Shares may then be listed and on which there is the greatest volume of trading of the Shares for such 20 day period, or, if the shares or any other security in respect of which a determination of Fair Market Value is being made are not listed on any stock exchange, the Fair Market Value shall be determined by the directors, which determination shall be conclusive.  The weighted average price shall be determined by dividing the aggregate sale price of all such shares sold on the said exchange during the said 20 consecutive trading days by the total number of such shares so sold; and

(d)

the adjustments provided for in this section are cumulative.

Section 4.08 - Determination of Adjustments

If any questions shall at any time arise with respect to the Exercise Price, such question shall be conclusively determined by the Company's Auditors, or, if they decline to so act, any other firm of Chartered Accountants that the Company may designate and who shall have access to all appropriate records and such determination shall be binding upon the Company and the Warrant Holders.

ARTICLE FIVE - COVENANTS BY THE COMPANY

Section 5.01 - General Covenants

The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of Shares to satisfy the rights of purchase provided for herein should the Holders of all the Warrants from time to time outstanding determine to exercise such rights in respect of all Shares which they are or may be entitled to purchase pursuant thereto.

The Company will use its best efforts to maintain its corporate existence.

ARTICLE SIX - WAIVER OF CERTAIN RIGHTS

Section 6.01 - Immunity of Shareholders, etc.

The Warrant Holder hereby waives and releases any right, cause or action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director or officer (as such) of the Company for the issue of shares pursuant to any Warrant or on any covenant, agreement, representation or warranty by the Company herein contained.

ARTICLE SEVEN - MODIFICATION OF TERMS, MERGER, SUCCESSORS

Section 7.01 - Modification of Terms and Conditions for Certain Purposes

From time to time the Company may, subject to the provisions of these presents, and they shall, when so directed by these presents, modify the terms and conditions hereof, for any one or more or all of the following purposes:

(a)

adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel for the Company, are necessary or advisable, provided however that such additional covenants and enforcement provisions do not affect the rights or obligations of the Warrant Holders;

(b)

adding to or altering the provisions hereof in respect of the registration and transfer of the Warrants, making provision for the exchange of the Warrants for different denominations and making any modification in the form of the Warrant Certificate which does not affect the substance thereof;

(c)

for any other purpose not inconsistent with the terms hereof, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein; and

(d)

to evidence any succession of any corporation and the assumption by any successor of the covenants of the Company herein and in the Warrants contained as provided hereafter in this article.

Section 7.02 - Company May Consolidate, etc. on Certain Terms

Nothing herein contained shall prevent any consolidation, amalgamation or merger of the Company with or into any other corporation or corporations provided however that the corporation formed by such consolidation or into which such merger shall have been made shall be a corporation organized and existing under the laws of Canada or of the United States of America, or any Province, State, District or Territory thereof, and shall, simultaneously with such consolidation, amalgamation or merger, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company.

Section 7.03 - Successor Corporation Substituted

In case the Company, pursuant to section 7.02, shall be consolidated, amalgamated or merged with or into any other corporation or corporations, the successor corporation formed by such consolidation or amalgamation, or into which the Company shall have been merged shall succeed to and be substituted for the Company hereunder.  Such changes in phraseology and form (but not in substance) may be made in the Warrants as may be appropriate in view of such consolidation, amalgamation, merger or transfer.

ARTICLE EIGHT- REGISTRATION RIGHTS

Section 8.01 – Registration Rights

The Warrant Holder shall be entitled to such registration rights as set forth in Article 7 entitled “Registration Rights” of the Subscription Agreement between the Holder and the Company pursuant to which this Warrant is issued (the “Subscription Agreement’).

ARTICLE NINE- ENFORCEMENT

Section 9.01 – Suits by Warrant Holder

All or any of the rights conferred upon the Warrant Holder by any of the terms or conditions of the Warrant or set out herein, or of both, may be enforced by the Warrant Holder by appropriate proceedings.

WARRANT EXERCISE FORM

TO: QUINCY GOLD CORP. 120 Adelaide Street West Suite 512, Toronto, ON M5H 1T1

The undersigned Holder of Warrants hereby irrevocably exercises __________ Warrants and subscribes for _______ shares (the "Shares") of QUINCY GOLD CORP. issuable on exercise of the Warrants on the terms specified in the Warrant Certificate.

The undersigned acknowledges that, unless registered, the certificate(s) representing the Shares will be legended with the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE U.S. SECURITIES ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

The undersigned further acknowledges that, if issued prior to AUGUST 9, 2005 the certificate(s) representing the Shares will be legended with the following legends

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE AUGUST 9, 2005.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL AUGUST 9, 2005

The undersigned, in exercising the Warrant, represents and warrants to the Company that (i) the representations and warranties made to the Company in the Warrant Certificate and Schedule to which this Warrant Exercise From is attached are true and correct and (ii) it has reviewed the Company’s Quarterly Reports on Form 10-QSB and Annual Reports on Form 10-KSB on the Securities and Exchange Commission EDGAR website.

ii

In connection with the exercise of the warrant certificate, the undersigned represents as follows: (Please check the ONE box applicable):

(  )        1.         The representations and warranties made to the Company in connection with the acquisition of the Warrants remain true and correct on the date of this Warrant Exercise Form.

(  )        2.         The undersigned is delivering a written opinion of counsel to the effect that the the Common Stock to be delivered upon exercise hereof is exempt from registration requirements of the U.S. Securities Act.

The undersigned hereby directs that the said Shares be issued in the name of the undersigned and delivered to the address of the undersigned as shown on the register of Holders of Warrants, unless otherwise specified in the space provided below.

NAME(S) IN FULL	ADDRESS(ES) (include postal codes)	NUMBER OF SHARES	NUMBER OF WARRANTS

(Please Print)

DATED this _____ day of ______________, 20___.

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	)	Signature
Witness	)
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	)	Print full name
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	)	Address in full
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(The Company may require that the signature above be guaranteed, in which event the following must be completed.)

Signature of Warrant holder guaranteed by:

                                                                                                        (Signature of Warrant holder)

                                                                                                        Name:

                                                                                                        (Authorized Signature Number)

WARRANT TRANSFER FORM

TO: QUINCY GOLD CORP. 120 Adelaide Street West Suite 512, Toronto, ON M5H 1T1

FOR VALUE RECEIVED, the undersigned Holder of Warrants hereby sells, assigns and transfers __________ Warrants of QUINCY GOLD CORP. (the “Company”) represented by the Warrant Certificate attached hereto and irrevocably appoints __________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution and confirms that the transfer is made in compliance with all applicable securities legislation and requirements of regulatory authorities.

Such certificates (please check one):

(a)     ___________

should be sent by first class mail to the following address

                                                                                                                                     ; or

(b)     ___________

should be held for pick up at the principal office of Equity Transfer Services Inc.

If less than all the Warrants represented by this Warrant Certificate are being transferred, the Warrant Certificate representing those Warrants not transferred will be registered in the name appearing on the face of this Warrant Certificate and such certificates (please check one):

(a)     ___________

should be sent by first class mail to the following address

                                                                                                                                     ; or

(b)     ___________

should be held for pick up at the principal office of Equity Transfer Services Inc.

DATED this _____ day of ______________, 20___.

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	)	Signature
Witness	)
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	)	Print full name
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	)	Address in full
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(The Company may require that the signature above be guaranteed, in which event the following must be completed.)

Signature of Warrant holder guaranteed by:

                                                                                                        (Signature of Guarantor)

                                                                                                        Name:

                                                                                                        (Authorized Signature Number)

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